Emerald Holding, Inc. Fourth Quarter & FY 2025 March 13, 2026 Exhibit 99.2

Legal Disclaimer Forward-Looking Statements The information provided in this presentation is for general informational purposes only. This presentation contains certain forward-looking statements regarding Emerald Holding, Inc. and its subsidiaries (the “Company”), including, but not limited to, general economic conditions, including the impact of tariffs and trade policy or more specifically about the markets in which the Company operates, including growth of the Company’s various markets, and the Company’s expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance; the multiple avenues to increase our organic growth; expectations regarding interest rates and economic conditions, among others; the Company’s guidance with respect to estimated revenues and Adjusted EBITDA; the Company’s ability or inability to obtain insurance coverage relating to event cancellations or interruptions; the Company’s ability to successfully identify and acquire acquisition targets; the Company’s expectations arising from the ongoing impact of natural disasters, or outbreaks of contagious disease or the potential for infection on its business; how the Company integrates and grows acquired businesses; how the Company expands its international operations; and the Company’s intention to continue to pay regular quarterly dividends. In particular, the declaration, timing and amount of any future dividends will be subject to the discretion and approval of the Company’s Board of Directors and will depend on a number of factors. The forward-looking statements contained herein are based on management’s current expectations as well as estimates and assumptions prepared by management as of the date hereof, and although they are believed to be reasonable, they are inherently uncertain and not guaranteed. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of the Company’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. There can be no assurance that the projected results and forward-looking statements in this presentation will prove to be accurate. In addition, even if the Company’s results of operations, financial condition and liquidity, and events in the industry in which it operates, are consistent with the forward-looking statements contained in this presentation, they may not be predictive of results or developments in future periods. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Forward looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe, “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. For factors that could cause actual results to differ materially from the forward-looking statements in this presentation, please see the risks and uncertainties identified under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings, which are available on the Company’s Investor Relations website at investor.emeraldx.com and on the SEC’s EDGAR website at www.sec.gov. The Company disclaims any obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise. Past results are not indicative of future performance. Industry and Market Information To the extent this presentation includes information concerning the industry and the markets in which the Company operates, including general observations, expectations, market position, market opportunity and market size, such information is based on management's knowledge and experience in the markets in which the Company operates, including publicly available information from independent industry analysts and publications, which the Company believes to be reasonable, but which are inherently uncertain and imprecise. Accordingly, you are cautioned not to place undue reliance on such market and industry information. Non-GAAP Financial Information This presentation also includes certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, and should not be considered as a substitute for or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). The non-GAAP measures included herein may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Readers are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Participants Hervé Sedky President and Chief Executive Officer David Doft Chief Financial Officer

Key Q4 and FY 2025 Takeaways Emerald’s FY 2025 results in line with guidance – delivering $463.4 million in Revenue and $127.1 million in Adjusted EBITDA (2), a 16.2% and 25% year-over-year increase, respectively, and in line with upper end of guidance range For the fourth quarter 2025, Revenue and Adjusted EBITDA(2) grew 24.3% and 9.7%, respectively, over the prior year period Reported FY 2025 Organic Revenue growth of 1.1%(1) from the prior year period, without the benefit of the underlying growth of recent acquisitions FY 2025 Organic Revenue growth would have been 4.8%(1) from the prior year period had the recent acquisitions of This is Beyond, Insurtech Insights, GRC World Forums and Generis been part of Emerald’s portfolio in FY 2024 Reported Organic Revenue growth of 0.3%(1) in the fourth quarter 2025 from the prior year period. Organic Revenue growth would have improved to a 5.3%(1) year-over-year increase had the recent acquisitions of This is Beyond, Insurtech Insights and Generis been part of Emerald’s portfolio in the fourth quarter 2024 Repurchased 4,058,604 shares of common stock for $17.5 million at an average price of $4.32 per share in FY 2025 Board of Directors declared dividend for the quarter ending March 31, 2026, of $0.015 per share Issues FY 2026 guidance of $490-$495 million in Revenues and $137.5 - $142.5 million in Adjusted EBITDA (2) See slide 23 of this presentation for a reconciliation of Organic Revenue to revenues See slide 17 of this presentation for a reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDA excluding event cancellation insurance proceeds.

Emerald at a Glance

EMERALD

Business Overview

- Emerald is the largest U.S. based B2B events platform with significant diversification across end markets. The company operates across three business lines:
  - Connections (~90% of revenue) [1]: Leading and "must attend" B2B events and conferences bringing together industry-specific communities
  - Content (~5% of revenue): B2B websites and publications across 20 sectors
  - Commerce (~5% of revenue): B2B wholesale e-commerce software and marketplace offerings

Key Stats

$463.4mm 2025 Revenue	**100+** Events & Media Products	**2.6 mm** Active Customers	**$20bn** Total Global Addressable Market
$127.1mm 2025 Adj. EBITDA	**17.5mm** Website Visitors	**~500k** Attendees	**18k+** Exhibitors

Select Trade Shows

ADVERTISINGWEEK: Leading event in the advertising, marketing, media and technology sectors	GENERIS: Leader in peer-peer-executive events	BD | NY: Leading trade fair and conference for boutique hotel design	This is Beyond.: Luxury travel event business. Currently produces seven events globally
KBIS: North America's largest trade show dedicated to all aspects of Kitchen and bath design	COUTURE: High-end designer fine jewelry and luxury timepiece market	International Pizza Expo & Conference: World's largest trade show for the pizzeria industry	Insurtech Insights: Portfolio of events centered around insurance technology

Source: Company reports 2024-2025, Company Management.
(1) Revenue mix numbers are as of FY 2025.

5

Emerald’s Monetization Engine Provides Diverse And Highly Visible Revenue Generation Across Its Three Segments Collection of leading B2B trade shows and conferences that bring together industry-specific communities Revenue is generated from the production of trade shows and conference events, including booth space sales, registration fees and sponsorship fees B2B websites and publications that provide industry specific business news and information across multiple sectors Revenue primarily consists of advertising sales for industry publications and digital products SaaS software enables year-round B2B buying and selling which averages $1 billion per month of wholesale gross transaction volume Revenue consists of subscription revenue, implementation fees and professional services Connections (~92% of FY 2025 Revenue) Content Commerce

Top US Scaled Exhibition Organizers are a Small Part of Overall Market (1) B2B US Marketing Spend for Events and Sponsorship ($Bn)(2) Significant Opportunity for Growth in a Large, Fragmented Market Emerald’s leading market position and successful track record of accretive acquisitions makes it the acquiror of choice in a large and highly fragmented market Today, marketers are allocating a larger share of spend to in-person events than any other channel(2) B2B US Marketing spend for events and sponsorships is expected to grow by a CAGR of +7% through 2030 As marketers double down on measurable outcomes, Emerald’s live events deliver proven value through qualified lead generation, sales acceleration, and deep brand engagement 1) Activate Consulting, Technology & Media Outlook 2025; Stax Consulting 2) Plural Strategy, “Marketing Spend Outlook 2025-2030.” March 2025. Large US Exhibition Organizers Rest of Market Largest US based player in B2B trade show market // CAGR 2025-2030: + 7%

Leading B2B Events Provide High ROI Marketing and Lead Generation for Recurring Client Base

EMERALD

99%
of B2B marketers say their event budgets have returned to or exceeded pre-pandemic levels [1]

38
New leads generated, on average, per trade show event [2]

60%
of executives report that in-person events – lead to significant knowledge transfer and LT partnerships.[3]

70%
of buyers prefer hybrid and in-person experiences where there is increased trust and deeper engagement[4]

+7%
2025E-2030E CAGR projected for marketer spend on US B2B events and sponsorships[5]

In-person trade shows and events continue to be an integral part of businesses' marketing budgets and among the highest ROI

Value to Exhibitors

- Generate leads and sales
- Introduce new products
- Build brands
- Strengthen relationships
- Educate the market
- Service customers

Value to Attendees

- Fulfill procurement needs
- Source new suppliers
- Reconnect with existing suppliers
- Identify trends
- Learn about new products / services
- Network with industry peers

(1) Source: Plural Strategy. "Marketing Spend Outlook 2025-2030." March 2025.
(2) Source: Events Industry Council & Oxford Economics. (2023) 2023 Global Economic Significance of Business Events.
(3) Source: Harvard Business Review. (2020). When Do We Really Need Face-to-Face Interactions
(4) Source: McKinsey & Company. (2022). The New B2B Growth Equation: Customers Want an Always-On, Personalized, Omnichannel Experience. The Worlds Best Sellers are Giving it To Them.
(5) Source: Plural Strategy. "Marketing Spend Outlook 2025-2030." March 2025.

8

Diversified and Growing Portfolio of Market-Leading Brands Well-balanced and diversified Emerald’s largest five shows represent ~25% of FY 2025A revenues No single customer is more than 1% of revenue, and largest trade show is in single-digit % of revenue 92% of FY 2025A revenues from Live Events(1) 90%+ of trade show franchises hold market-leading positions within their respective industry verticals All Content publications complement our trade show portfolio Enterprise SaaS Commerce platform enables wholesale buying and selling (1) Includes revenue from Trade Shows and Other Events. Action Sports Gift, Home & General Merchandise Food, Pharma & Healthcare Luxury Industrial & Manufacturing Technology, Advertising & Marketing Design & Construction

Three Pillars of Value Creation Emerald’s focus is on maximizing value of operations and expanding offerings Action the holistic consolidated customer database Focuses on allowing customer to do business on their terms at higher ROI Value-based pricing structure Rigorous, perpetual brand reviews via 3-year brand operating plans across portfolio Improved customer retention Higher revenue per customer Focused investment in evolving brands Optimized event success and customer ROI Customer Centricity Targeted accretive M&A Partnership opportunities Emerald Xcelerator New event and content launches in growth categories Platform acquisitions in new growth categories Tuck-in acquisitions in existing strategic categories Portfolio Optimization Daily content and insights across multiple industries Scaled B2B marketplace Increased cadence of online offerings New revenue streams Powerful first-party data Improved cross selling efforts 365-Day Engagement

History of Acquiring and Integrating High-Quality Events with a Robust Acquisition Pipeline

EMERALD

Emerald Has Completed and Integrated Over 30 Acquisitions Over the Last Decade Totaling Approx. $1.0 bn in Capital Deployed

Commentary

- Successfully acquired and integrated over 30 trade show and B2B brands over the last 10 years into a singular, go-to-market platform
    - Growing footprint through acquisition of high-quality events across key industry verticals
- Historically, acquisitions purchased in mid-to-high single digits multiple range
- Ability to achieve cost and revenue synergies in most transactions
- Accretive M&A potential within a highly fragmented industry at attractive valuations

Selected Recent Acquisitions

Hotel interactive	GRC World Forums	Insurtech Insights	This is Beyond.	GENERIS
January 2024	**August 2024**	**March 2025**	**May 2025**	**August 2025**
Premier conference and leading multi-channel hosted-buyer business	*Portfolio of events centered around Governance, Risk and Regulation*	*Portfolio of events centered around insurance technology*	*London-based luxury travel event business. Currently produces seven events globally*	*Leader of peer-to-peer executive summits in the manufacturing, pharma and industrial spaces*

Historical # of Acquisitions per Annum

2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
4	5	4	2	1	1	2	2	1	4	5 [(1)]

11

(1) M&A activity as of September 30, 2025.

12 Adj. EBITDA(1) Ex-Insurance Free Cash Flow(2) Net Income (Loss) Diluted Income (Loss) Per Share ($ in Millions) ($ in Millions) (1) See slide 17 of this presentation for a reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDA excluding event cancellation insurance proceeds. (2) Year to date Free Cash Flow as reported reflects the impact of certain acquisition-timing effects. As the Generis, This is Beyond and Insurtech acquisitions closed before several of their major events were staged or scheduled to stage, a portion of event-related cash was reflected in the purchase price of each acquisition, rather than being captured in Emerald’s operating cash flow. The amount of this impact would have represented approximately $30.0 million incremental cash flows from operations. See slide 18 of this presentation for a reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Free Cash Flow excluding event cancellation insurance proceeds, net. (3) Consolidated trailing twelve month EBITDA as of December 31, 2025 as defined in the Second Amended and Restated Senior Secured Credit Facilities. Net debt is defined as total principal face value of borrowings outstanding under the Second Amended and Restated Term Loan Facility and Second Amended and Restated Revolving Credit Facilities, less combined cash and cash equivalents. Earnings Results Revenues of $463.4 million Diluted loss per share of $0.15 Net (loss) income of $(30.7) million Adjusted EBITDA, ex-insurance, of $127.1 million(1) Free cash flow of $34.3 million(2) Highlights and Developments Repurchased 4.1 million shares for $17.5 million at an average price of $4.32 per share Since the restart of the share repurchase program in 2021 through December 31, 2025, the Company has bought back a total of 17.3 million shares of common stock for an aggregate of $71.3 million On March 12, 2026, Emerald’s Board of Director’s declared a dividend for the quarter ending March 31, 2026, of $0.015 per share Balance Sheet (as of 12/31/2025) $100.9 million of cash and cash equivalents and full availability on $110 million revolver. Net debt of $411.6 million, including $512.5 million outstanding term loan balance(3) Net debt / EBITDA(3) of 2.86x as of December 31, 2025 Approximately 198.0 million common shares outstanding as of December 31, 2025 FY 2025 Results Demonstrate Solid Execution and Sustained Demand ($ in Millions) $(0.07) FY 2025 Financial Highlights and Current Liquidity Position

13 ($ in Millions) Revenue and Adjusted EBITDA by Segment Quarterly Connections $90.4 $123.4 $75.0 $62.4 $94.3 $138.3 $95.4 $67.5 $121.9 All Other $11.1 $10.0 $11.0 $10.2 $12.5 $9.4 $10.1 $10.0 $10.8 Total $101.5 $133.4 $86.0 $72.6 $106.8 147.7 $105.5 $77.5 $132.7 Connections $282.6 $340.2 $355.1 $423.1 All Other $43.3 $42.6 $43.7 $40.3 Total $325.9 $382.8 $398.8 $463.4 Annual Connections $39.8 $56.1 $26.4 $23.6 $36.1 $66.2 $35.2 $23.1 $46.9 All Other $1.6 $0.2 $1.8 $1.6 $2.5 $0.7 $1.8 $2.2 $2.5 Corporate ($5.5) ($15.5) ($12.9) ($12.7) ($5.5) ($13.3) ($12.6) ($12.5) ($13.1) Adj. EBITDA $35.9 $40.8 $15.3 $12.5 $33.1 $53.6 $24.4 $12.8 $36.3 Less: Insurance Proceeds -- $1.0 -- -- $0.5 -- -- -- -- Adj. EBITDA ex-Insurance $35.9 $39.8 $15.3 $12.5 $32.6 $53.6 $24.4 $12.8 $36.3 $95.0 $98.3 $99.0 $103.5 $100.2 $114.0 $123.1 $123.4 $127.1 Revenue Adjusted EBITDA Connections $133.0 $136.8 $142.3 $171.3 All Other $0.2 $3.6 $6.2 $7.2 Corporate ($42.2) ($42.6) ($46.8) ($51.4) Adj. EBITDA $91.0 $97.8 $101.7 $127.1 Less: Insurance Proceeds $34.2 $2.8 $1.5 -- Adj. EBITDA ex-Insurance $56.8 $95.0 $100.2 $127.1 Adjusted EBITDA Revenue TTM Adj. EBITDA ex-Insurance $132.7

14 2026 Guidance(1) Signals Continued Growth and Margin Expansion Revenue ($ in Millions) Adjusted EBITDA ex-Insurance(1) ($ in Millions) FY 2026 Revenue Guidance FY 2026 Revenue expected to be $490 - $495 million See slide 17 of this presentation for a reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDA excluding event cancellation insurance proceeds. FY 2026 Adjusted EBITDA Guidance FY 2026 Adjusted EBITDA(1) expected to be $137.5 - $142.5 million $463.4 $127.1

Defined as the ratio of net debt to consolidated trailing twelve month EBITDA as defined in the Second Amended and Restated Senior Secured Credit Facilities. Annual Recurring Dividends Re-introduce recurring quarterly cash dividend given free cash flow generative nature of business Gradually increase the dividend over time Current common stock dividend at an annualized level of $12m, ($0.015/share) or $3.0m per quarter Target ongoing payout ratio of up to 25% of FCF Maintain Net Leverage Ratio(1) Target 2.0 – 3.0x long-term Net Leverage Ratio Pro forma leverage is 2.86x as of December 31, 2025, and within the target range. Opportunistic Share Buybacks Capitalize on stock price volatility by using excess liquidity to buy back stock when accretive to value Ongoing $25 million share repurchase program, representing approx. 3% of the current equity market capitalization Priorities Objectives Actions Capital Allocation and Financial Policy Supplement Organic Growth with M&A Acquire leading B2B events or related assets in existing verticals and/or new, growing verticals to diversify exposure Capture revenue and/or cost synergies Multiple arbitrage Consider B2C events only in existing scale verticals Completed 14 acquisitions over the past 4 years

Appendix

Adjusted EBITDA UNAUDITED RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA (1) Intangible asset impairment charges for the three months ended December 31, 2024 represent non-cash charges of $1.0 million for certain definite-lived and indefinite-lived intangible assets in connection with the Company’s annual testing of intangibles for impairment. Intangible asset impairment charges for the full year ended December 31, 2024 includes additional non-cash charges of $6.3 million for certain indefinite-lived intangible assets in connection with the Company’s interim testing of intangibles for impairment. (2) Other items for the three months ended December 31, 2025 included: (i) $0.6 million in acquisition-related transaction costs; (ii) $2.4 million in acquisition integration and restructuring-related transition costs; and (iii) $0.7 million in non-recurring legal, audit and consulting fees. Other items for the three months ended December 31, 2024 included: (i) $1.2 million in acquisition-related transaction costs; (ii) $1.1 million in acquisition integration and restructuring related transition costs; and (iii) $1.3 million in non-recurring legal, audit and consulting fees. Other items for the twelve months ended December 31, 2025 included: (i) $6.2 million in acquisition-related transaction costs; (ii) $6.3 million in acquisition integration and restructuring-related transition costs; and (iii) $3.9 million in non-recurring legal, audit and consulting fees. Other items for the twelve months ended December 31, 2024 included:(i) $3.4 million in acquisition-related transaction costs; (ii) $8.3 million in acquisition integration and restructuring related transition costs; and (iii) $3.0 million in non-recurring legal, audit and consulting fees. Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 (dollars in millions) (unaudited) Net (loss) income $ (30.2) $ 5.1 $ (30.7) $ 2.2 Add (deduct): Interest expense, net 9.4 9.5 44.2 39.3 Provision for income taxes 5.2 6.2 9.1 5.3 Intangible asset impairment charges(1) — 1.0 — 7.3 Depreciation and amortization 8.3 7.1 31.0 28.3 Stock-based compensation 2.8 1.1 11.3 5.8 Remeasurement of contingent consideration 37.1 (0.5) 45.8 (1.2) Other items(2) 3.7 3.6 16.4 14.7 Adjusted EBITDA $ 36.3 $ 33.1 $ 127.1 $ 101.7 Deduct:                 Event cancellation insurance proceeds — 0.5 — 1.5 Adjusted EBITDA excluding event cancellation insurance proceeds $ 36.3 $ 32.6 $ 127.1 $ 100.2

Free Cash Flow UNAUDITED RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 (dollars in millions) (unaudited) Net Cash Provided by Operating Activities $ 12.3 $ 20.6 $ 42.6 $ 46.8 Less: Capital expenditures 2.2 2.2 8.3 9.8 Free Cash Flow $ 10.1 $ 18.4 $ 34.3 $ 37.0 Event cancellation insurance proceeds — (0.5) — (1.5) Free cash flow excluding event cancellation insurance proceeds, net $ 10.1 $ 17.9 $ 34.3 $ 35.5

Income Statement – Consolidated Emerald UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)     FY 2023   FY 2024   FY 2025     Q1   Q2   Q3   Q4   Total   Q1   Q2   Q3   Q4   Total   Q1   Q2   Q3   Q4   Total                                                     Consolidated                                                             Revenue   $ 122.3   $ 86.5   $ 72.5   $ 101.5   $ 382.8   $ 133.4   $ 86.0   $ 72.6   $ 106.8   $ 398.8   $ 147.7   $ 105.5   $ 77.5   $ 132.7   $ 463.4 Other income, net   —   —   2.8   —   2.8   1.0   —   —   0.5   1.5   —   —   —   —   — Cost of Revenue   43.2   32.8   25.9   35.7   137.6   47.5   33.1   23.1   43.8   147.5   51.4   40.6   25.3   51.4   168.7 Selling, general and administrative expenses   48.8   41.8   41.6   36.1   168.3   55.5   39.5   40.8   34.6   170.4   54.1   47.1   51.3   88.7   241.2 Depreciation and amortization expense   13.5   12.9   8.8   9.8   45.0   7.1   7.0   7.1   7.1   28.3   6.4   7.6   8.7   8.3   31.0 Intangible asset impairments   —   —   —   —   —   —   —   6.3   1.0   7.3   —   —   —   —   — Operating income (loss)   $ 16.8   $ (1.0)   $ (1.0)   $ 19.9   $ 34.7   $ 24.3   $ 6.4   $ (4.7)   $ 20.8   $ 46.8   $ 35.8   $ 10.2   $ (7.8)   $ (15.7)   $ 22.5

Income Statement – Connections Reportable Segment UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) – CONNECTIONS REPORTABLE SEGMENT     FY 2023   FY 2024   FY 2025     Q1   Q2   Q3   Q4   Total   Q1   Q2   Q3   Q4   Total   Q1   Q2   Q3   Q4   Total                                                     Connections                                                             Revenue   $ 112.2   $ 75.6   $ 62.0   $ 90.4   $ 340.2   $ 123.4   $ 75.0   $ 62.4   $ 94.3   $ 355.1   $ 138.3   $ 95.4   $ 67.5   $ 121.9   $ 423.1 Other income, net   —   —   2.8   —   2.8   1.0   —   —   0.5   1.5   —   —   —   —   — Cost of Revenue   40.9   30.3   23.8   33.0   128.0   45.3   30.5   20.9   39.9   136.6   48.8   38.1   23.1   48.3   158.3 Selling, general and administrative expenses   22.1   20.4   19.5   17.4   79.4   22.4   18.5   18.1   19.0   78.0   23.4   22.1   21.7   27.6   94.8 Depreciation and amortization expense   11.5   10.5   6.2   6.6   34.8   4.5   4.2   4.1   4.2   17.0   3.4   4.5   5.5   4.9   18.3 Intangible asset impairments   —   —   —   —   —   —   —   6.3   1.0   7.3   —   —   —   —   — Operating income   $ 37.7   $ 14.4   $ 15.3   $ 33.4   $ 100.8   $ 52.2   $ 21.8   $ 13.0   $ 30.7   $ 117.7   $ 62.7   $ 30.7   $ 17.2   $ 41.1   $ 151.7

Income Statement – All Other Category UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) – ALL OTHER CATEGORY     FY 2023   FY 2024   FY 2025     Q1   Q2   Q3   Q4   Total   Q1   Q2   Q3   Q4   Total   Q1   Q2   Q3   Q4   Total                                                     All Other                                                             Revenue   $ 10.1   $ 10.9   $ 10.5   $ 11.1   $ 42.6   $ 10.0   $ 11.0   $ 10.2   $ 12.5   $ 43.7   $ 9.4   $ 10.1   $ 10.0   $ 10.8   $ 40.3 Cost of Revenue   2.3   2.5   2.1   2.7   9.6   2.2   2.6   2.2   3.9   10.9   2.6   2.5   2.2   3.1   10.4 Selling, general and administrative expenses   8.1   7.4   7.1   6.8   29.4   7.6   6.7   6.4   6.0   26.7   6.1   5.8   5.6   5.2   22.7 Depreciation and amortization expense   1.3   1.7   1.8   2.4   7.2   1.8   2.0   2.1   2.2   8.1   2.2   2.4   2.5   2.5   9.6 Operating (loss) income   $ (1.6)   $ (0.7)   $ (0.5)   $ (0.8)   $ (3.6)   $ (1.6)   $ (0.3)   $ (0.5)   $ 0.4   $ (2.0)   $ (1.5)   $ (0.6)   $ (0.3)   $ —   $ (2.4)

Income Statement – Corporate-Level Activities UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) – CORPORATE-LEVEL ACTIVITIES     FY 2023   FY 2024   FY 2025     Q1   Q2   Q3   Q4   Total   Q1   Q2   Q3   Q4   Total   Q1   Q2   Q3   Q4   Total                                                     Corporate                                                             Selling, general and administrative expenses   $ 18.6   $ 14.0   $ 15.0   $ 11.9   $ 59.5   $ 25.5   $ 14.3   $ 16.3   $ 9.6   $ 65.7   $ 24.6   $ 19.2   $ 24.0   $ 55.9   $ 123.7 Depreciation and amortization expense   0.7   0.7   0.8   0.8   3.0   0.8   0.8   0.9   0.7   3.2   0.8   0.7   0.7   0.9   3.1 Total operating expenses   $ 19.3   $ 14.7   $ 15.8   $ 12.7   $ 62.5   $ 26.3   $ 15.1   $ 17.2   $ 10.3   $ 68.9   $ 25.4   $ 19.9   $ 24.7   $ 56.8   $ 126.8

Organic Revenue

UNAUDITED RECONCILIATION OF ORGANIC REVENUES TO REVENUE

Consolidated	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Change $	Change %	Year Ended December 31, 2025	Year Ended December 31, 2024	Change $	Change %
	(dollars in millions) (unaudited)							
Revenues	$ 132.7	$ 106.8	$ 25.9	24.3%	$ 463.4	$ 398.8	$ 64.6	16.2%
Deduct:								
Acquisition revenues [1]	(25.4)	—			(66.4)	—		
Discontinued events	—	(0.3)			—	(6.2)		
Scheduling adjustments[2]	(2.3)	(1.8)			—	—		
Organic revenues	$ 105.0	$ 104.7	$ 0.3	0.3%	$ 397.0	$ 392.6	$ 4.4	1.1%

(1) For the three months ended December 31, 2025, represents revenues from the acquisitions of Generis, This is Beyond and Insurtech. For the comparable period in the prior year, these businesses generated revenues of $18.9 million. Assuming prior year foreign currency rates, these revenues would have been $25.0 million for the three months ended December 31, 2025, resulting in a 5.3% year-over-year increase in Organic Revenues. For the twelve months ended December 31, 2025, represents revenues from the acquisitions of Generis, This is Beyond, Insurtech and GRC World Forums. For the comparable period in the prior year, these businesses generated revenues of $59.0 million. Assuming prior year foreign currency rates, these revenues would have been $76.1 million for the twelve months ended December 31, 2025, resulting in a 4.8% year-over-year increase in Organic Revenues.

(2) For the three months ended December 31, 2025, represents revenues from two events that staged in the fourth quarter of fiscal 2025, but staged in a different quarter in fiscal 2024, offset by revenues from two events that staged in the fourth quarter of fiscal 2024, but staged in a different quarter in fiscal 2025.

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